UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): April 8, 2005


                             VITRO DIAGNOSTICS, INC.
              ---------------------------------------------------
             (Exact name of registrant as specified in its charter)

             Nevada                     0-17378                   84-1012042
             ------                     --------                  ----------
(State or other jurisdiction of     (Commission File           (I.R.S. Employer
 incorporation or organization)         Number)              Identification No.)

                             12635 E. Montview Blvd.
                                Aurora, CO 80010
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               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number including area code: (720) 859-4120

           -----------------------------------------------------------
          (Former name or former address, if changed since last report)

     Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [  ]   Written communications pursuant to Rule 425 under the Securities Act
            (17 CFR 230.425)

     [  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act
            (17 CFR 240.14a-12)

     [  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the
            Exchange Act (17 CFR 240.14d-2(b))

     [  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the
            Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01 Entry into a Material Definitive Agreement.

          Please see the information reported under Item 5.02 below for a complete description of certain material definitive agreements to which Vitro Diagnostics, Inc. (the "Company") is party.

Item 3.02 Unregistered Sales of Equity Securities.

          Please see the information under Item 5.02 below for a complete description of the Company's recent sale of unregistered equity securities.

Item 5.01 Changes in Control of Registrant.

          Please see the information under Item 5.02 below for a complete description of factors affecting a change in control of the Company.

Item 5.02 Departures of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

          Effective April 8, 2005, the Board of Directors of the Company appointed James T. Posillico, PhD, as its President and Chief Executive Officer. Simultaneously, James R. Musick resigned as President and CEO and was appointed Chairman of the Board of Directors, Chief Operating Officer and Secretary. Erik Van Horn simultaneously resigned as Secretary, and Dr. Musick retained his position as Chief Financial Officer of the Company.

          In conjunction with their appointments, the Company entered into employment agreements with both Dr. Posillico and Dr. Musick. Each agreement provides for an initial term of three (3) years and is automatically renewable for an additional three-year period unless either party gives notice to the other that the agreement will be terminated. Each agreement would automatically terminate in the event of the death or incapacity of the employee, and both may be terminated by the Company "for cause," or by the employee for "good reason." The circumstances constituting cause or good reason under the agreements are set forth therein, copies of which are filed as exhibits to this Report. Each employment agreement also includes an agreement against competition while the individual is employed by the Company and prohibits the employee from soliciting any employee, supplier or customer of the Company for a period of one (1) year following termination of employment.

          The agreement with Dr. Posillico provides for a base salary of $180,000 per annum for the first year, $250,000 per annum for the second year, and $300,000 per annum during the third year. The agreement also provides that if the Company obtains financing of $3 million or more during the first two years of the agreement, the base salary would automatically increase to $300,000 per annum effective with the closing of the financing. Dr. Posillico has agreed to accrue his salary until such time as the Company obtains sufficient working capital.

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          The agreement with Dr. Posillico also provides for the grant of stock options as follows:

          o Options to purchase 250,000 shares of the Company's common stock at a price of $.17 per share, exercisable for a period of ten
               (10) years, immediately vested;

          o Options to purchase 500,000 shares of the Company's common stock at a price of $.17 per share, vesting upon the achievement of a strategic alliance to commercialize the Company's fertility drug technology, completion of a successful financing in an amount not less than $3 million to commercialize VITROPIN(TM), or the sale or out-license of the Company's drug technology to a third party;

          o Options to purchase an additional 500,000 shares of the Company's common stock at a price of $.17 per share, vesting upon achievement of a strategic alliance to commercialize the Company's beta islet technology by a third party, the successful financing of the commercialization of this technology, or the sale or out-license of the technology to a third party;

          o Options to purchase an additional 150,000 shares of the Company's common stock at a price of $.17 per share, vesting at such time as the Company reports cumulative product sales of $125,000 during any one year as reported in any financial statement filed with the Securities and Exchange Commission on Form 10-QSB or 10-KSB; and

          o Options to purchase an additional 150,000 shares of the Company's common stock at market price, vesting at such time as the Company reports cumulative product sales of $250,000 during any one year as reported in any financial statement filed with the Commission on Form 10-QSB or 10-KSB.

          All of the options which are subject to vesting expire ten (10) years from the date of vesting. Further, each of the options would terminate ninety
(90) days from the date the employee's employment with the Company is terminated. All of the options are intended to be granted as "incentive stock options" under the Company's Equity Incentive Plan of 2000, although the Plan must be amended and approved by the shareholders to increase the amount of common stock reserved under the Plan in order to provide for some of the options.

          The provisions of Dr. Musick's employment agreement regarding salary are identical to those of Dr. Posillico's. Options granted to Dr. Musick are as follows:

          o Options to purchase 150,000 shares of the Company's common stock at a price of $.17 per share, vesting at such time as the Company reports cumulative product sales of $125,000 during any one year as reported in any financial statement filed with the Securities and Exchange Commission on Form 10-QSB or 10-KSB; and

          o Options to purchase an additional 150,000 shares of the Company's common stock at market price, vesting at such time as the Company

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               reports cumulative product sales of $250,000 during any one year as reported in any financial statement filed with the Commission on Form 10-QSB or 10-KSB.

          The employment agreement of each individual provides that, if the employee is terminated without cause or the employee resigns with good reason, the Company is obligated to pay the employee one year of base salary at the then-prevailing rate, payable in accordance with the Company's normal pay periods.

          The Company issued a press release in conjunction with the appointment of Dr. Posillico as the President and Chief Executive Officer. A copy of the press release is attached to this Report as an exhibit.

Item 9.01 Financial Statements and Exhibits.

          (c) Exhibits. The following exhibits are filed with this report:

               10.1 Executive Employment Agreement between the Company and James
                    R. Musick effective April 1, 2005

               10.2 Executive Employment Agreement between the Company and James
                    T. Posillico effective April 1, 2005

               99.1 Press Release of the Company dated April 11, 2005

Cautionary Statement for Purposes of the "Safe Harbor "Provisions of the Private Securities Litigation Reform Act of 1995.

                  The matters discussed in this report on Form 8-K, when not historical matters, are forward-looking statements that involve a number of risks and uncertainties that could cause actual results to differ materially from projected results. Such factors include, among others, the willingness and ability of third parties to honor their contractual obligations, government regulations, availability of financing, judicial proceedings, force majeure events, and other risk factors as described from time to time in the Company's filings with the Securities and Exchange Commission. Many of these factors are beyond the Company's ability to control or predict. The Company disclaims any intent or obligation to update its forward-looking statements, whether as a result of receiving new information, the occurrence of future events, or otherwise.

Summaries, by their nature, are incomplete. Interested parties are encouraged to review the entire documents summarized in this report by referring to the agreements filed with the report.

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                                    SIGNATURE

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                             VITRO DIAGNOSTICS, INC.



Date:  April 12, 2005                By: /s/  James R. Musick
             --                          ---------------------------------------
                                         James R. Musick, Chairman of the Board,
                                         Chief Operating and Chief Financial
                                         Officer


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